Exhibit 99.1

Contacts:

Laurie Friedman	Nicole Fortenberry
IBM Media Relations	Micromuse Media Relations
(914) 766-1299	(917) 602-9834
laurie1@us.ibm.com	public.relations@micromuse.com

Kory Liss	Ian Halifax
IBM Investor Relations	Micromuse Investor Relations
(914) 499-4095	(415) 568-9909
kory@us.ibm.com	investor.relations@micromuse.com

IBM TO ACQUIRE MICROMUSE INC.

Extends IBM’s Ability to Help Customers Manage Complex IT Systems Carrying

Real-Time Data, Voice and Video

ARMONK, NY and SAN FRANCISCO, CA – December 21, 2005 – IBM and Micromuse Inc. (Nasdaq: MUSE) today announced the two companies have entered into a definitive agreement for IBM to acquire the equity of Micromuse Inc., a publicly held company based in San Francisco, in an all-cash transaction at a price of approximately $865 million, or $10 per share. The acquisition is subject to Micromuse shareholder and regulatory approvals and other customary closing conditions. It is expected to close in the first quarter of the 2006 calendar year.

Micromuse is a leading provider of network management software used by banks, telecommunications carriers, governments, retailers and other organizations to monitor and manage their sophisticated technology infrastructures. The software helps customers manage increasingly complex IT systems that support the proliferation of voice and video traffic, in addition to data, due to the growing adoption of voice over IP (VoIP), audio and video services delivered over the Internet. The combination of Micromuse’s software and IBM’s IT service management technology will provide customers with a comprehensive approach for reducing the complexity of their IT environments, lowering operational costs, and addressing compliance mandates.

“Today’s networks are no longer just pipelines of data — customers are incorporating data, voice and video into their business operations at an astounding pace,” said Al Zollar, General Manager, IBM Tivoli software. “The proliferation of Internet telephony and video-on-demand are not only changing the way people use information technology, but also how companies manage it. The addition of new capabilities raises the complexity of today’s networks, which require real-time network and service management. The combination of Micromuse and IBM Tivoli will help companies manage these sophisticated IT environments, deploy new business service management solutions, and deliver new network-based services to customers, employees and trading partners.”

The delivery of network-based services — such as data, voice and video — over the Internet in real time is creating new avenues for content, such as streaming music videos delivered to cell phones. It can also enable workers to use mobile devices to access their company’s network, tap into a live video feed of a sales conference, or pose a question to a group via phone or instant message.

Micromuse technology also helps companies quickly diagnose the performance of their IT environments, allowing them to automatically analyze and resolve network outages and performance problems, such as system overloads caused by spikes in web traffic. Micromuse software also complements IBM’s security management software by alerting IT staff about attempted network breaches by hackers and other unauthorized users. These capabilities will extend IBM’s self-managing autonomic technologies to the network.

Micromuse has more than 1,800 customers worldwide, including America Online, British Telecom, Cox Communications, Deutsche Telecom, eTrade, Fidelity Investments Services Ltd., Invesco Asset Management Plc., KeyBank, NCR Corporation, NTT, Orbitz, Shanghai Telecom, State of Michigan, Swisscom Mobile, Telecom Italia, U.S. Securities and Exchange Commission, Verizon, and Virgin Atlantic.

The acquisition will strengthen the IT service management capabilities of IBM’s Tivoli software portfolio, which has produced double-digit revenue growth for the first three quarters of 2005. Micromuse also grew rapidly this year (fiscal year ended September 2005) with a reported 10 percent year-to-year revenue increase, to $160.8 million.

“Network management is an essential element of IT service management, and Micromuse offers world-class technology and expertise to its customers and business partners,” said Lloyd Carney, Chairman and Chief Executive Officer, Micromuse. “IBM and Micromuse are dedicated to building software solutions that meet the demands of the industry’s most complex IT infrastructures. Together, we will help customers efficiently and effectively manage IT services in support of their business goals.”

Following completion of the acquisition, IBM intends to:

•	Establish Micromuse’s operations as a business unit within IBM’s Tivoli software division led by General Manager Al Zollar.

•	Incorporate Micromuse software technology and solutions into IBM’s Tivoli software offerings, as well as IBM hardware and services.

•	Market and sell Micromuse software products through IBM’s and Micromuse’s worldwide sales channels and IBM Business Partners.

•	Build upon the companies’ existing business relationship, which includes more than 500 joint customers worldwide.

About IBM

IBM is the world’s largest information technology company, with 80 years of leadership in helping businesses innovate. Drawing on resources from across IBM and key Business Partners, IBM offers a wide range of services, solutions and technologies that enable customers, large and small, to take full advantage of the new era of e-business. For more information about IBM, visit www.ibm.com.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE), headquartered in San Francisco, Calif., is the leading provider of real-time business and service assurance software solutions. The Netcool software suite provides organizations with the assurance that their IT systems are supporting and driving the achievement of mission-critical business objectives. Netcool solutions provide real-time, end-to-end visibility and accurate troubleshooting from a business perspective, allowing organizations to respond to problems quickly, streamline workflow processes, and improve business uptime. For more information, call (415) 568-9800, or visit their website at www.micromuse.com. CSFB acted as financial advisor to Micromuse in the transaction.

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IBM and Tivoli are trademarks of International Business Machines Corporation in the United States, other countries, or both. Other company, product or service names may be trademarks or service marks of others.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition and subsequent merger (the “Merger”) of Micromuse Inc. (the “Company”) by and into a wholly-owned subsidiary of International Business Machines Corp. (“IBM”). In connection with the Merger and required stockholder approval, the Company will file with the SEC a preliminary proxy statement, a definitive proxy statement and other relevant materials that will contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statements and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Ian Halifax, Micromuse Investor Relations, 415-568-9909 or from the Company’s website at www.micromuse.com. Such documents are not currently available.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on December 21, 2004, and in Item 10 of the Company’s Form 10-K which was filed with the SEC on December 14, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and final proxy statements regarding the Merger, which will be filed with the SEC.

IBM Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of Micromuse’s products and technology; results achievable and benefits attainable through deployment of Micromuse’s products and provision of services; the ability of Micromuse’s products to help companies streamline operations, improve customer support, expedite business transactions, and make better tactical and strategic decisions; and improvements in operational performance and decision-making. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of the company to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by the company; dependence on international operations; global and geopolitical instability; compliance costs associated with regulations to which the company is subject, including the Sarbanes-Oxley Act of 2002, and the impact of such regulations; and difficulties that the company may experience integrating technologies, operations and personnel of completed or future acquisitions. For a detailed discussion of these and other cautionary statements, please refer to the filings made by Micromuse with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K. Micromuse disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in Micromuse’s expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based. Micromuse is not responsible for statements attributed to third parties within this release or in any materials referenced herein. Partnerships described herein shall be deemed to be strategic alliances only, and shall not imply the power of either partner to bind the other partner or to incur obligations on behalf of the other partner.